UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐    Preliminary Proxy Statement

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☐    Definitive Proxy Statement

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☑    Soliciting Material Pursuant to § 240.14a-12

Leap Wireless International, Inc.

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Excerpts of the transcript of Leap Wireless International, Inc.’s earnings conference call held on August 1, 2013 are set forth below.

…

Doug Hutcheson - Leap Wireless International, Inc. - CEO

Good afternoon and thanks for joining us today. Before we discuss our Q2 results, I'd like to take a moment and comment on another significant event at the Company.

As I'm sure you know, we entered into an agreement on July 12 to be acquired by AT&T. Leap stockholders will receive $15 per share in cash and a contingent value right, or CVR, entitling them to a pro rata share of any net proceeds received from the sale of the 700 megahertz A block spectrum in Chicago. We negotiated a transaction structure that included the CVR approach because we believe the value of our 700 megahertz license is impaired due to interference and interoperability issues and that a near term sale of the license would not achieve optimal value for our stockholders.

  A company will represent Leap stockholder interest and will continue to control the 700 megahertz license and will work to eliminate the interference and interoperability issues. The CVR is described in greater detail in the preliminary proxy statement we filed on Tuesday with the SEC.

We are excited about the merger, which will give Cricket customers access to AT&T's 4G LTE network and expand Cricket's presence to additional

  US cities. We believe the combination of the two companies will result in increased competition, better device choices, improved customer care,

  and a significantly enhanced mobile Internet experience for consumers seeking affordable, value-rich wireless service. Of course, the transaction is subject to regulatory review and other customary closing conditions.

The purpose of today's call is to discuss our operational and financial results. And as such, we won't be commenting or answering questions during this call on the proposed merger. However, I would like to direct you to our filings with the SEC and FCC and to our corporate website where we have posted additional information, including our preliminary proxy statement and investor FAQs regarding the transaction.

Until such time that a transaction may close, it's business as usual at Leap. Our operational strategy remains the same and we continue to focus on delivering a better customer experience, retaining and expanding our current customer base and attracting postpaid customers and making smart investments.

On the customer experience front, we are pleased to report that the initiatives we are pursuing are beginning to yield results. According to J.D.

  Power's report released just today, Cricket received the second-highest ranking for all overall customer care among all non-contract carriers.

  Although there's much work left to be done, this recognition affirms we are on the right path to improve the customer experience we provide.

We are competing vigorously in the dynamics wireless space and have recently taken steps to further advance our competitive position. Our enhanced phone payment plan offers customers more flexible purchase options, providing even more opportunity to get the handset they really want. We've also introduced a completely new interface for our innovative Muve Music service which significantly enhances user experience and ease-of-use. We are encouraged by the early results and we are seeing and looking forward to pressing forward in the quarters to come.

Before I turn the call over to Perley to discuss our operational and financial results, I'd like to thank our employees, dealer partners, and our suppliers for their support as we continue to advance our strategy and work to complete the proposed transaction. Perley?

…

Ric Prentiss - Raymond James & Associates - Analyst

And the second question, obviously AT&T has said they want to keep the Cricket brand. It's nice to see that would have some legs beyond it. But my question is what has been the reaction from your dealer channel as far as the acquisition? How are they feeling?

Jerry Elliott - Leap Wireless International, Inc. - President, COO

Gosh. The dealer channel is euphoric. They are extremely happy. They are going to get a really robust 4G network across the country, a customer care organization that -- in that same J.D. Power study that Doug cited earlier, AT&T was the winner on the customer care for postpaid carriers, and then obviously the advertising and marketing machine that they've got. And keeping the Cricket brand name and expanding into additional cities and other markets is something that's not only an exciting opportunity for our distribution, our dealers, but it's really exciting for a lot of our sales force as well internally. So it's been a hugely positive thing for both the internal sales force as well as the dealer distribution partners.

…

Phil Cusick - JPMorgan - Analyst

Thanks for taking the question, guys. Doug, it's been a heck of a run. Thanks for all your help over the years. I wonder if you could just help us with the status of that 700 megahertz license. What's the impairment in that market, and what's the situation for getting that cleaned up? Thank you.

Doug Hutcheson - Leap Wireless International, Inc. - CEO

We actually provided information in our proxy around that. I think we'll be back with more information specifically on where things are in the coming quarters. I think that there is some general information available about the 700 A band that's out there on where the interference is on that. And we look forward to clearing that. We'll provide more information in the coming months. So thank you.

…

Important Additional Information

                This communication may be deemed to be solicitation material in respect of the proposed acquisition of Leap by AT&T. In connection with the proposed acquisition, Leap has filed a preliminary proxy statement and expects to file a definitive proxy statement on Schedule 14A with the SEC, and Leap and AT&T intend to file additional relevant materials with the SEC.  STOCKHOLDERS OF LEAP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING LEAP’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a copy of the preliminary proxy statement and other relevant documents free of charge at the SEC’s web site, http://www.sec.gov, and copies of the documents filed by Leap with the SEC will be available free of charge by directing a written request to Leap Wireless International, Inc., Attn: Corporate Secretary, 5887 Copley Drive, San Diego, California 92111.

Participants in Solicitation

                Leap and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Leap common stock in respect of the proposed transaction. Information regarding the interests of Leap’s directors and executive officers in the proxy solicitation are included in Leap’s preliminary proxy statement and will be included in Leap’s definitive proxy statement.

Forward-Looking Statements

                Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Leap may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain stockholder approval or the failure to satisfy the closing conditions, (3) the failure to obtain the necessary regulatory approvals on conditions permissible under the merger agreement, (4) risks related to disruption of management’s attention from Leap’s ongoing business operations due to the transaction and (5) the effect of the announcement of the merger on the ability of Leap to retain customers and retain and hire key personnel and maintain relationships with its suppliers, operating results and business generally.

                Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent Leap’s views as of the date on which such statements were made. Leap anticipates that subsequent events and developments may cause its views to change. However, although Leap may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Leap’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of Leap are described in the risk factors included in Leap’s filings with the SEC, including Leap’s 2012 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.